UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 28, 2014

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Southern Company (the “Company”) held its Annual Meeting of Stockholders on May 28, 2014. Stockholders voted as follows on the matters presented for a vote:

1.	The nominees for election to the Board of Directors were elected based on the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Juanita Powell Baranco	526,044,804	14,500,077	3,972,960	163,722,303
Jon A. Boscia	535,475,901	5,087,574	3,954,366	163,722,303
Henry A. Clark III	535,515,370	5,141,892	3,860,579	163,722,303
Thomas A. Fanning	520,324,754	14,594,193	9,598,894	163,722,303
David J. Grain	535,183,802	5,414,638	3,919,401	163,722,303
Veronica M. Hagen	535,237,394	5,392,702	3,887,745	163,722,303
Warren A. Hood, Jr.	535,664,021	5,013,901	3,839,919	163,722,303
Linda P. Hudson	535,175,970	5,444,682	3,897,189	163,722,303
Donald M. James	458,144,456	82,501,893	3,871,492	163,722,303
Dale E. Klein	532,745,756	7,962,975	3,809,110	163,722,303
William G. Smith, Jr.	535,319,113	5,424,382	3,774,346	163,722,303
Steven R. Specker	532,581,193	8,059,018	3,877,630	163,722,303
E. Jenner Wood III	458,181,938	82,436,466	3,899,437	163,722,303

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
697,105,377	6,439,606	4,695,161	0

3.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
504,097,639	30,721,447	9,698,755	163,722,303

4.	The stockholder proposal on an independent board chair was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,329,606	353,794,865	9,393,370	163,722,303

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

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